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                                                                    EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation of our reports included in this Form 10-K/A into the Company's previously filed Registration Statements on Form S-3, File No. 33-81606; Form S-3, File No. 33-92520; Form S-3, File No. 333-13123; Form S-3, File No. 333-19139; Form S-3,
File No. 333-24607; Form S-3, File No. 333-31719; Form S-8, File No. 33-83452;
Form S-8, File No. 33-99556; Form S-8, File No. 333-29595; Form S-8, File No. 333-72279 and Form S-8, File No. 333-71239.

Arthur Andersen LLP
Washington, D. C.
July 1, 1999